SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549




                             FORM 8-K




            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
               OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  September 22, 1997
                                                 _____________________


Exact Name of Registrant as
  Specified in Its Charter:    DDL ELECTRONICS, INC.
                             ______________________________




          DELAWARE                      1-8101                 33-0213512
_____________________________       ____________           _________________
State or Other Jurisdiction of        Commission             I.R.S. Employer
Incorporation or Organization        File Number           Identification No.




Address of Principal Executive Offices:     2151 Anchor Court
                                            Newbury Park, CA 91320
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 376-9415
                                           _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                           _________________________






Item 5.  Other Events.

      In a press release dated September 26, 1997, a copy of which is attached as Exhibit 99.1, DDL Electronics, Inc. ("DDL") announced that DDL has commenced litigation against Century Electronics Manufacturing, Inc. ("Century") over Century's breach of a financing agreement entered into in May 1997. Under the agreement, Century agreed to provide a loan to DDL of up to $3.3 million by June 1, 1997 for the retirement of certain short-term debt of DDL. Such financing was not made available by Century. On June 30, 1997, DDL obtained alternate financing, which enabled it to repay its short-term debt. DDL's complaint includes claims for breach of contract and fraud, and seeks $5,000,000 in actual damages plus punitive damages. The complaint was filed in the Superior Court of the State of California for the County of Ventura on September 22, 1997. Century has not yet answered the complaint or made an appearance in the case.



Item 7. Exhibits.

         Exhibit             Description
         _______             ____________

          99.1                Press release dated September 26, 1997.




                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DDL ELECTRONICS, INC.


     September 29, 1997                 /s/ Richard K. Vitelle
_________________________________        ___________________________________
           Date                         Richard K. Vitelle
                                        Vice President - Finance
                                        (Principal Financial Officer)